UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

Preformed Line Products Company

(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PLPC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 9, 2020, Michael A. Weisbarth, Vice President – Finance of Preformed Line Products Company (the “Company”), resigned from such position to pursue other opportunities, effective immediately.

On April 9, 2020, the Board of Directors of the Company appointed Andy Klaus, age 55, as the Company’s Chief Financial Officer to replace Mr. Weisbarth, and he will assume the responsibilities of the chief financial officer and principal accounting officer of the Company. This appointment will take effect on April 13, 2020.

Prior to his employment with the Company, Mr. Klaus served as the Chief Accounting Officer and VP Corporate Controller of Vertiv Holdings Co., a provider of equipment and services for datacenters, from 2017. Prior to that, Mr. Klaus was the Chief Financial Officer of Consolidated Precisions Products Corporation, a manufacturer of components for the aerospace market, from 2013 to 2017, and then Vice President, Corporate Controller for JMC Steel Group (now known as Zekelman Industries Inc.), a manufacturer and distributor of steel pipes and tubes, from 2007 to 2013.

Effective April 13, 2020, Mr. Klaus will become eligible to participate equitably with the Company’s other executive officers in any of the Company’s plans relating to incentive compensation, pension, profit sharing, disability income insurance, life insurance, education, medical coverage, automobile allowance or leasing, or other retirement or employee benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

/s/ Caroline S. Vaccariello
Caroline S. Vaccariello, General Counsel &
Corporate Secretary

DATED: April 13, 2020